EXHIBIT 2.2



                                                               EXECUTION COPY

=============================================================================

                              FIRST AMENDMENT

                                     TO

                        AGREEMENT AND PLAN OF MERGER

                                by and among

                              WORLDCOM, INC.,

                         WILDCAT ACQUISITION CORP.

                                    and

                       INTERMEDIA COMMUNICATIONS INC.



                          Dated February 15, 2001

=============================================================================




            FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of February 15, 2001 (this "First Amendment"), by and among WORLDCOM, INC., a Georgia corporation ("Wildcat"), WILDCAT ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly owned Subsidiary of Wildcat, and INTERMEDIA COMMUNICATIONS INC., a Delaware corporation ("Target").

            WHEREAS, Wildcat, Merger Sub and Target have entered into an Agreement and Plan of Merger, dated as of September 1, 2000 (the "Merger Agreement"), pursuant to which Merger Sub is to merge with and into Target, with Target being the surviving corporation;

            WHEREAS, in consideration of Target's willingness to enter into this First Amendment, Wildcat and Merger Sub have agreed to adopt the amendments to the Merger Agreement set forth herein;

            WHEREAS, in consideration of Wildcat's and Merger Sub's willingness to enter into this First Amendment, Target has agreed to adopt the amendments to the Merger Agreement set forth herein;

            WHEREAS, Wildcat, Target, Dove and certain other parties are entering into a Memorandum of Understanding dated as of the date of this First Amendment (the "Settlement Agreement") for the purpose of, inter alia, settling the shareholder litigation captioned In re Digex, Inc. Shareholders Litigation (Consolidated Civil Action No. 18336 NC);

            WHEREAS, the Board of Directors of Target has approved, and deems it advisable and in the best interests of Target's stockholders to enter into, this First Amendment;

            WHEREAS, the respective Boards of Directors of Wildcat and Merger Sub have approved, and deem it advisable and in the best interests of their respective shareholders to enter into, this First Amendment;

            WHEREAS, except as amended by this First Amendment it is intended that the Merger Agreement shall remain in full force and effect with no amendment or modification thereto other than as set forth herein; and

            WHEREAS, capitalized terms used herein and not defined herein shall have the respective meanings given in the Merger Agreement;

            NOW, THEREFORE, the parties hereby agree as follows:


                                ARTICLE I

            SECTION 1.01. The third sentence of Section 1.5 of the Merger Agreement is hereby deleted and replaced with the following:

            "Prior to such filing, a closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10019, or such other place as shall be agreed to by the parties, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
            Article V."

            SECTION 1.02. The second, third and fourth sentences of Section 1.6(a) of the Merger Agreement are hereby deleted and replaced with the following:

            "The "Exchange Ratio" means 1.0.".

            SECTION 1.03. Clause (1) of Section 2.9 of the Merger Agreement is hereby amended by deleting the words "(other than those relating to the economy or securities markets in general or the industries in which Target and its Subsidiaries operate in general or resulting from the announcement of this Agreement)".

            SECTION 1.04. The following is hereby added to the end of
Section 2.10 of the Merger Agreement:

            "For the purpose of this Section 2.10, no such suit, action, proceeding, claim, grievance, investigation, judgment, decree, injunction, rule, order, facts, circumstances or conditions (each an "Event") shall be deemed, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Target or any of its Subsidiaries if and to the extent such Event is based on or arising out of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. As of the date of the First Amendment, there is no Event based on or arising out of this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby other than as set forth on Attachment I to the First Amendment.".

            SECTION 1.05. The last sentence of Section 2.11 of the Merger Agreement is hereby deleted and replaced with the following:

            "No other approval of the stockholders of Target is required with respect to this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby. The term "Target Stockholder Approval" shall include any Target Stockholder Approval required under Section 251(d) of the DGCL in connection with any amendment to this Agreement.".

            SECTION 1.06. Section 2.13 of the Merger Agreement is hereby amended to read as follows:

            "Target has received the opinion of Bear Stearns & Co. Inc., dated the date of the First Amendment, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Stock.".

            SECTION 1.07. Section 2.14 of the Merger Agreement is hereby amended to read as follows:

            "The Board of Directors of Target has approved the terms of this Agreement, the Voting Agreement and the consummation of the transactions contemplated by this Agreement and the Voting Agreement. Such approval represents all the action necessary to ensure that the restrictions on "business combinations" (as defined in Section 203 of the DGCL) contained in Section 203 of the DGCL do not apply to Wildcat or Merger Sub in respect of Target in connection with the Merger and the other transactions contemplated by this Agreement and the Voting Agreement. To the Knowledge of Target, no other state takeover statute or similar statute or regulation is applicable to this Agreement, the Voting Agreement, the Merger or the other transactions contemplated by this Agreement and the Voting Agreement.".

            SECTION 1.08. The following is added to the end of Article II of the Merger Agreement:

            "2.17 First Amendment. As of the date of the First Amendment, to the Knowledge of Target or any of its Subsidiaries, all of the representations and warranties of Target in this Agreement that are qualified by reference to Material Adverse Effect are true and correct, ignoring, for purposes of this Section 2.17, clauses (iv) and (v) of subclause (a) of the definition of "Material Adverse Effect".".

            SECTION 1.09. The following is hereby inserted each time following the words "following the date of this Agreement" in Section 4.8(b) of the Merger Agreement:

            "or any amendment to this Agreement needing adoption by the stockholders of Target under Section 251(d) of the DGCL in order to be valid".

            SECTION 1.10. Sections 4.9 and 4.10 of the Merger Agreement are hereby deleted in their entirety; provided, however, that the section numbers of the remaining sections of Article IV of the Merger Agreement shall not be renumbered to reflect such deletion.

            SECTION 1.11. The words "(assuming, for this purpose, that Wildcat failed to make the Wildcat Cash Election)" are hereby deleted from Sections 4.17(a) and 4.17(g) of the Merger Agreement.

            SECTION 1.12. Section 4.24 of the Merger Agreement is hereby amended to read as follows:

            "Pending the adoption of the amendment to the Certificate of Incorporation of Dove set forth in Attachment II to the First Amendment, as contemplated by Section 5 of the Settlement Agreement, Wildcat and the Surviving Corporation shall cause Dove to abide by the provisions contained in such amendment prior to the formal adoption of such amendment.".

            SECTION 1.13. Section 4.25 of the Merger Agreement is hereby amended to read as follows:

            "Wildcat shall provide Target financing pursuant to, and subject to the conditions of, the Note Purchase Agreement dated October 31, 2000 between Target and Wildcat, as amended by the First Amendment thereto.".

            SECTION 1.14. Section 6.1(d) of the Merger Agreement is hereby amended by adding the following at the end of such Section:

            "; and provided further, however, that to the extent that the judgment contemplated by Section 9(e) of the Settlement Agreement shall have been entered but the period for appeals regarding such judgment shall not have expired on or prior to the Termination Date, then the Termination Date shall be extended until September 30, 2001.".

            SECTION 1.15. (a) the word "and" is hereby deleted from the end of Section 5.1(f) of the Merger Agreement, (b) "; and" is hereby substituted for the period at the end of Section 5.1(g) of the Merger Agreement and (c) the following is hereby added to the end of Section 5.1 of the Merger Agreement:

            "(h) (i) the Stipulation of Settlement contemplated by the Settlement Agreement shall have received final and unappealable court approval as contemplated by Section 11 of the Settlement Agreement and (ii) the judgment contemplated by Section 9(e) of the Settlement Agreement shall have been entered and become final and unappealable.".

            SECTION 1.16. The following is hereby added to Section 7.1 of the Merger Agreement:

            "First Amendment: the First Amendment to this Agreement dated as of February 15, 2001."

            SECTION 1.17. The following is hereby added to the end of the definition of "Form S-4" in Section 7.1 of the Merger Agreement:

            ", and the post-effective amendment to such registration statement made in connection with the First Amendment.".

            SECTION 1.18. The definition of "Material Adverse Effect" in
Section 7.1 of the Merger Agreement is hereby amended to read as follows:

            "Material Adverse Effect: (a) when used with respect to Target, any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Target and its Subsidiaries, taken as a whole, other than those (i) relating to the economy or securities markets in general or the industries in which Target and its Subsidiaries operate in general, (ii) resulting from the announcement of this Agreement and/or the marketing of any assets of Target by Wildcat, (iii) arising from or relating to any of the Events set forth on Attachment I to the First Amendment, (iv) arising prior to the date of the First Amendment or (v) consisting of any deterioration in the business substantially resulting from circumstances or trends existing as of the date of the First Amendment or in the results of operations or any consequential changes in financial condition, in each case of Target and/or its Subsidiaries, whether individually or in the aggregate; provided that this clause (v) shall not be applicable in connection with Sections 2.1, 2.5, 2.6 and 2.16 of this Agreement, and

            (b) when used with respect to Wildcat, any change or effect that, individually or in the aggregate with all other changes or effects, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets, liabilities or prospects of Wildcat and its Subsidiaries, taken as a whole, other than those relating to the economy or securities markets in general or the industries in which Wildcat and its Subsidiaries operate in general.".

            SECTION 1.19. The following is hereby added to the end of the definition of "Proxy Statement" in Section 7.1 of the Merger Agreement:

            ", and the additional proxy statement relating to the solicitation of the adoption of the Merger Agreement as amended by the First Amendment, which is also included in the Form S-4 (as amended).".

            SECTION 1.20. The references to "Average Price" and "Wildcat Cash Election" are hereby deleted from Section 7.1 of the Merger Agreement.

            SECTION 1.21. The following is hereby added to the end of
Section 7.2 of the Merger Agreement:

            "References to this Agreement shall be references to this Agreement as amended or supplemented; provided, however, that references "to the date hereof" or "the date of this Agreement" shall be references to September 1, 2000 and references to the date of the First Amendment shall be references to February 15, 2001.".

            SECTION 1.22. Section 8.2 of the Merger Agreement is hereby amended by deleting the second address paragraph under such Section and replacing it with the following:

            "and a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, NY 10036
             Attention:  Peter Allan Atkins, Esq.
                         Eric L. Cochran, Esq.
             Facsimile:  (212) 735-2000".


                                 ARTICLE II

            SECTION 2.01. Merger Agreement. Except as amended hereby, the provisions of the Merger Agreement shall remain in full force and effect with no amendment or modification thereto other than as set forth herein.

            SECTION 2.02. Entire Agreement; Third-Party Beneficiaries. Other than the Merger Agreement (and subject to Section 8.4 thereof), this First Amendment (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this First Amendment and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            SECTION 2.03. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS.

            SECTION 2.04. Counterparts. This First Amendment may be executed in two or more counterparts which together shall constitute a single instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 2.05. Assignment. Neither this First Amendment nor any of the rights, interest or obligations under this First Amendment shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this First Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 2.06. Specific Performance. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching parties in the event of a breach of any part of this First Amendment. Accordingly, the parties agree that any non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this First Amendment or other equitable remedies to enforce this First Amendment (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this First Amendment the defense that there exists an adequate remedy at law.

            SECTION 2.07. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this First Amendment or any of the transactions contemplated by this First Amendment, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this First Amendment or any of the transactions contemplated by this First Amendment in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

            SECTION 2.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS FIRST AMENDMENT.

                        [SIGNATURE PAGE FOLLOWS]


            IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed, by their respective duly authorized officers, on the date first above written.


                                        WORLDCOM, INC.


                                        By: /s/ Michael H. Salsbury
                                           ------------------------
                                           Name:  Michael H. Salsbury
                                           Title: General Counsel


                                        WILDCAT ACQUISITION CORP.


                                        By: /s/   John T. Stupka
                                           -------------------------
                                           Name:  John T. Stupka
                                           Title:


                                        INTERMEDIA COMMUNICATIONS INC.


                                        By: /s/ David C. Ruberg
                                           --------------------------
                                           Name:  David C. Ruberg
                                           Title: President and CEO





                                                               ATTACHMENT I
                                                         TO FIRST AMENDMENT


In re Digex, Inc. Shareholders Litigation
-----------------------------------------
(Consolidated Civil Action No. 18336 NC)

Monteforte v. Intermedia Communications Inc., et al.
----------------------------------------------------
(Civil Action No. 0008844)
(Florida Circuit Court)





                                                              Attachment II
                                                         to First Amendment


                          CERTIFICATE OF AMENDMENT

                                     OF

                        CERTIFICATE OF INCORPORATION

                                     OF

                            DIGEX, INCORPORATED

            DIGEX, INCORPORATED, a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies that:

            FIRST: The name of the corporation is DIGEX, INCORPORATED

            SECOND: The following Article Twelfth of the Certificate of Incorporation of the Corporation is hereby inserted in its entirety to read as follows:

      "TWELFTH:   Transactions with Interested Stockholders.
       -------

      A. The Corporation will not, and will not permit, cause or suffer any direct or indirect subsidiary of the Corporation to, enter into or engage in any Transaction (as defined below) with or for the benefit of any Interested Stockholder (as defined below) without (i) there being in office two or more Independent Directors (as defined below) and (ii) obtaining the prior written approval of at least a majority of the Independent Directors then in office of such Transaction; provided, that the prior written approval of at least a majority of the Independent Directors shall not be required if (x) such Transaction is first reviewed by the Independent Directors then in office and their recommendation to the entire Board of Directors is not to approve such Transaction and (y) despite such recommendation, at least 66 2/3% of the entire Board of Directors (other than the Independent Directors) determines in good faith, at a meeting duly called pursuant to the By-laws of the Corporation, that such Transaction is fair to the Corporation and its stockholders and the reasons for such determination are set forth in the records of such meeting. Such approval shall be in addition to any other approval required by applicable law.

      B.   Certain Definitions.  For purposes of this Article TWELFTH:

      "INDEPENDENT DIRECTOR" means, with respect to any member of the Board of Directors of the Corporation, a Director who is: (i) not (a) an employee, agent or officer of an Interested Stockholder or any of its subsidiaries (including the Corporation or any of its subsidiaries),
      (b) a director of an Interested Stockholder or (c) the relative of any of the foregoing; and (ii) does not have any direct or indirect financial interest in an Interested Stockholder or any of its subsidiaries that is material to such member.

      "INTERESTED STOCKHOLDER" shall have the meaning provided in Section 203(c)(5) of the General Corporation Law of the State of Delaware (the "DGCL"), as in effect as of February 15, 2001, without regard to the proviso at the end of the first sentence thereof. Each of WorldCom, Inc., and Intermedia Communications Inc. are Interested Stockholders for purposes of this definition based on the facts in existence as of February 15, 2001.

      "TRANSACTION" shall mean any of the following:

            (i) a transaction (or a series of related transactions) involving the sale, lease or other transfer of assets, products, property (tangible or intangible) or services by any Interested Stockholder to the Corporation or any direct or indirect subsidiary of the Corporation, or by the Corporation or any direct or indirect subsidiary of the Corporation to any Interested Stockholder, having a value in excess of $1,000,000;

            (ii) any merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with or into any Interested Stockholder;

            (iii) the repurchase by the Corporation or any direct or
                  indirect subsidiary of the Corporation of any of its capital stock or other securities from any Interested Stockholder;

            (iv) the issuance or transfer by the Corporation or any direct or indirect subsidiary of the Corporation of any of its capital stock or other securities to any Interested Stockholder; and

            (v) any other transaction that would constitute a business combination under Section 203(c)(3)(i) - (iv) of the DGCL.

            C. In addition to any other vote of stockholders or the Board of Directors of the Corporation required by law or this Certificate of Incorporation, this Article TWELFTH may not be amended, altered or modified without (i) (a) there being in office two or more Independent Directors and (b) obtaining the prior written approval of at least a majority of the Independent Directors then in office, and
      (ii) a 66 2/3% affirmative vote of the holders of the Class A Common Stock (excluding any such stock owned of record or beneficially, directly or indirectly, by any Interested Stockholder), voting as a separate class.

            D. This Article TWELFTH shall cease to have any further force and effect on February 15, 2004, or such earlier date on which the only holders of the Corporation's Common Stock are Interested Stockholders or their affiliates or associates (as defined under Section 203(c)(1) and (c)(2), respectively, of the DGCL)."

            THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



            IN WITNESS WHEREOF, the Corporation has caused this Certificate
of Amendment to be signed by           , this day of             , 2001.


                                         DIGEX, INCORPORATED


                                         By:
                                            -----------------------------
                                            Name:
                                            Title: